Exhibit 5.1

June 29, 2015

TerraForm Power, Inc.

7550 Wisconsin Avenue, 9th Floor

Bethesda, Maryland 20814

Re:	TerraForm Power, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to TerraForm Power, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 of the Company (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of up to 4,691,021 shares (the “Shares”) of the Company’s class A common stock, par value $0.01 per share (the “Class A Common Stock”), issuable pursuant to the Company’s 2014 Second Amended and Restated Long-Term Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933 (the “Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the Registration Statement in the form to be filed with the Commission on the date hereof;

(b) the Plan;

(c) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect;

(d) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect;

(e) certain resolutions of the Board of Directors of the Company relating to the approval of the Plan, the filing of the Registration Statement and certain related matters; and

(f) certain resolutions of the stockholders of the Company relating to the Plan.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In rendering the opinion stated herein, we have also assumed that (i) an appropriate account statement evidencing Shares credited to a recipient’s account maintained with the Company’s transfer agent has been or will be issued by the Company’s transfer agent, (ii) the issuance of Shares will be properly recorded in the books and records of the Company and (iii) each award agreement under which options, restricted stock, restricted stock units or other awards are granted pursuant to the Plan will be consistent with the Plan and will be duly authorized, executed and delivered by the parties thereto.

We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when the Shares are issued to the participants in accordance with the terms and conditions of the Plan and the applicable award agreement for consideration in an amount at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP